SECOND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

         The following Second Restated Certificate of Incorporation of Palomar Medical Technologies, Inc., originally known as Dynamed, Inc. (the "CORPORATION"), (i) only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on August 14, 1996, as heretofore amended, corrected or supplemented and; (ii) contains no discrepancy with the provisions of such Restated Certificate of Incorporation, as heretofore amended, corrected or supplemented; and (iii) has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the Delaware General Corporation Law.

         FIRST:   The name of the Corporation is Palomar  Medical  Technologies,
                  Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is as follows:

                  To engage in any lawful act or activity for which corporations
                  may  be  organized  under  the  General   Corporation  Law  of
                  Delaware.

         FOURTH: The total number of shares which the Corporation shall have the authority to issue is one hundred and twenty-five million (125,000,000) shares, consisting of one hundred twenty million (120,000,000) shares of common stock, having a par value of one cent ($.01) per share (the "Common Stock") and five million (5,000,000) of preferred stock, having a par value of one cent ($.01) per share (the "Preferred Stock").

         Additional designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each series of such class of stock of the Corporation shall be as determined by the Board of Directors from time to time.

                     A. SERIES F CONVERTIBLE PREFERRED STOCK

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "SERIES F CONVERTIBLE PREFERRED STOCK" (the "SERIES F CONVERTIBLE PREFERRED STOCK"), and the number of shares constituting the Series F Convertible Preferred Stock shall be 6,000.

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

         SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series F Convertible Preferred Stock shall be the sum of (i) $60.00, (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series F Convertible Preferred Stock, and (iii) to be determined on at least a quarterly basis, an amount equal to the accrued and unpaid interest on dividends in arrears through the date of determination (as provided in Section.4).

         SECTION 3. RANK.  All Series F Convertible  Preferred  Stock shall rank
(i) senior to the Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with the Series A Convertible Preferred Stock, $.01 par value per share, the Series B Convertible Preferred Stock, $.01 par value per share, the Series C Convertible Preferred Stock, $.01 par value per share, the Series D Convertible Preferred Stock, $.01 par value per share, the Series E Convertible Preferred Stock, $.01 par value per share, the Series I Class A Preference Shares, $.01 par value per share, and the Series II Class A Preference Shares, $.01 par value per share, of the Corporation, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

         SECTION 4. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Series F Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS" or the "BOARD") out of funds legally available for such purpose, dividends at the rate of 8% of the Per Share Price (as defined in Section 5 per annum per share during the first twelve (12) months after the date of original issuance, 6 % of the Per Share Price per annum during the second twelve months after the date of original issuance and 4% of the Per Share Price per annum thereafter, and no more,-.which shall be fully cumulative, shall accrue without interest from the date of original issuance and shall be payable in cash quarterly on March 31, June 30, September 30 and December 31 of each year commencing September 30, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of the dividends payable per share of Series F Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 10% per annum until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series F Convertible Preferred Stock (collectively, the "JUNIOR DIVIDEND Stock"), shall be paid or set apart for payment on, and, except for the use of Common Stock to pay for the exercise price of stock options issued pursuant to the stock option plans of the


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

Corporation and its subsidiaries, no purchase, redemption, or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series F Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

         If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series F Convertible Preferred Stock (the "SENIOR DIVIDEND STOCK") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series F Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series F Convertible Preferred Stock (the "PARITY DIVIDEND STOCK") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series F Convertible Preferred Stock. No dividends shall be paid or declared and set apart for payment on the Series F Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series F Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series F Convertible Preferred Stock (and interest on. dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series F Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series F Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

         Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, -or winding up of the Corporation, whether voluntary or involuntary.

         SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series F Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series F Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears to the date of distribution, and (iii) $1,000.00 (the "PER SHARE PRICE" and collectively with the amounts described in CLAUSES (I) AND (II) above, the "LIQUIDATION PREFERENCE"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series F Convertible Preferred Stock (collectively, the "JUNIOR LIQUIDATION STOCK"); PROVIDED, HOWEVER, that such rights shall accrue to the holders of


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

Series F Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series F Convertible Preferred Stock (the "SENIOR LIQUIDATION STOCK") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series F Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series F Convertible Preferred Stock (the "PARITY LIQUIDATION STOCK") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series F Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

         SECTION 6. NO MANDATORY REDEMPTION. The shares of Series F Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

         SECTION 7. NO SINKING FUND. The shares of Series F Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

         SECTION 8. OPTIONAL REDEMPTION. So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series F Convertible Preferred Stock, the Corporation shall have the right, exercisable on not less than 10 days or more than 30 days written notice to the holders of record of the shares of Series F Convertible Preferred Stock to be redeemed, at any time after the sooner to occur of (i) three (3) years after the date of original issuance or (ii) such time as the closing bid price of the Common Stock shall exceed $16.80 per share (the "ALTERNATIVE MINIMUM REDEMPTION PRICE") for 60 or more consecutive trading days (provided that for purposes of this CLAUSE (II), the closing bid price of the Common Stock shall exceed 16.80 on the day that the shares of, Series F Convertible Preferred Stock are called for redemption) to redeem all of the shares or any part thereof not less than 1,000 shares (or such lesser number of shares of Series F Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right) of Series F Convertible Preferred Stock in accordance with this Section 8; provided that (i) the Corporation shall not exercise its right to redeem shares of Series F Convertible Preferred Stock prior to the Registration Effective Date (as hereinafter defined) and (ii) if within five (5) days of receipt of a Notice of Redemption (as hereinafter defined) Travelers (as hereinafter defined) shall notify the Corporation in writing that Travelers cannot exercise its right of conversion by reason of the operation of the proviso to the first sentence of Section 9(a) the Notice of Redemption shall not be effective as to any shares of Series F Preferred Stock owned by Travelers and the such shares shall no longer be entitled to the accrual and cumulation of dividends under Section 4. The Alternative Minimum Redemption Price shall be subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events. Any notice of redemption (a "NOTICE OF REDEMPTION") under this Section shall be delivered to the holders of


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

the shares of Series F Convertible Preferred Stock at their addresses appearing on the records of the Corporation; PROVIDED, HOWEVER, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series F Convertible Preferred Stock of any other holder. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series F, Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series F Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price (as hereinafter defined) per share of Series F Convertible Preferred Stock to be redeemed, determined in accordance with this Section and (4) the date of redemption of such shares of Series F Convertible Preferred Stock, determined in accordance with this Section (the "REDEMPTION DATE"). On the Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Redemption Price (as hereinafter defined) to each holder of shares of Series F Convertible Preferred-Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series F Convertible Preferred Stock, the Corporation shall make payment to the holders of the shares of Series F Convertible Preferred Stock to be redeemed in respect of each share of Series F Convertible Preferred Stock to be redeemed of an amount equal to the amount of the Liquidation Preference determined as of the applicable Redemption Date (the "REDEMPTION PRICE"). Upon redemption of less than all of the shares of Series F Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series F Convertible Preferred Stock which have not been redeemed. Only whole shares of Series F Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series F Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series F
Convertible Preferred Stock. Notwithstanding any other provision of this Certificate of Designations, no share of Series F Convertible Preferred Stock as to which the holder has exercised the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation on or after the date of exercise of such conversion right.

         SECTION 9. CONVERSION.

                  (a) CONVERSION AT OPTION OF HOLDER. The holders of the Series F Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series F Convertible
         Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the date which is 20 days after the Registration
         Effective Date (as hereinafter defined) and at any time thereafter, each share of Series F Convertible Preferred Stock initially may be converted at the office of any transfer agent for the Series F Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, into whole shares of Common Stock at the rate equal to the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (y) the sum of (I) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date, and
         (iii)  accrued but unpaid  interest on the


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

         dividends in arrears to the Conversion Date by (z) 80% of the daily mean average of the Closing Price of the Common Stock on the ten consecutive trading days immediately preceding the Conversion Date (but in no event shall the amount determined pursuant to this CLAUSE (z)) be less that $7.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) regardless of the actual amount otherwise determined pursuant to this CLAUSE (Z) or more than $16.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) regardless of the actual amount otherwise determined pursuant to this CLAUSE (Z), in each case subject to adjustment as hereinafter provided (the "CONVERSION RATE"); provided, however, that The Travelers Life Insurance Company ("TRAVELERS") and any Travelers Person (as defined herein) shall only be entitled to convert any shares of Series F Convertible Preferred Stock from time to time to the extent that Travelers or such Travelers Person will, through such conversion, obtain that number of shares of Common Stock (the "CONVERSION SHARES") that, together with shares of Common Stock directly or indirectly beneficially owned by Travelers, its subsidiaries and affiliated persons including persons serving as exclusive full time advisors of Travelers (each a "TRAVELERS PERSON" and, collectively, "TRAVELERS PERSONS"), would not result in direct and indirect beneficial ownership by all Travelers Persons that would exceed 10% of the outstanding shares of Common Stock, as calculated in accordance with Rule
         16a-1(a)(1). For purposes of calculating the number of Conversion Shares, Travelers shall be entitled to use the outstanding number contained in the Company's most recent Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB in accordance with Rule 13D-1(e). For purposes of determining the number of Conversion Shares, the Company shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by Travelers to the Company without any obligation on the part of the Company to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock to confirm such calculation. The "CONVERSION PRICE" shall be equal to the Conversion Amount divided by the Conversion Rate.

                  Notwithstanding any other provision of this Section, the Corporation shall not be required to permit a conversion of shares of Series F Convertible Preferred Stock on any Conversion Date unless the aggregate number of shares of Series F Convertible Preferred Stock to be converted by all holders on such Conversion Date is 1,000 shares (or such lesser number of shares of Series F Convertible Preferred Stock as shall remain outstanding at the time of exercise of such conversion right).

                  (b) CERTAIN DEFINITIONS.

                  As used herein, the "CLOSING PRICE" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange on which such security is traded.

                  As used herein, the "CONVERSION AMOUNT" initially shall be equal to $1,000 subject to adjustment as hereinafter provided.



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

                  As used herein, "CONVERSION DATE" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9(a).

                  As used herein, "REGISTRATION EFFECTIVE DATE" shall mean, with respect to any share of Series F Convertible Preferred Stock, the date on which the Registration Statement required to be filed by the Corporation pursuant to Section 8 of, the Securities Purchase Agreement, dated as of July 12, 1996, by and between the Corporation and The Travelers Insurance Company is first declared effective by the Securities and Exchange Commission.

                  (c) OTHER PROVISIONS. Notwithstanding anything in this Section 9 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this
         Section 9 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than I However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section.9 and not previously made. Notwithstanding anything in this Seetion.9, no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series F Convertible Preferred Stock are at the time convertible.

                  The holders of shares of Series F Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series F Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; PROVIDED, HOWEVER, that shares of Series F Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series F Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders 'any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series F Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series F Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series F Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

                  The right of the holders of Series F Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series F Convertible Preferred Stock to be converted. Promptly, but in no event later than 10 business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly


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

         endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series F Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series F Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series F Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series F Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series F Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series F Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series F Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series F Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash,  or  other  assets  upon  completion  of  such  transaction,  the
         Corporation shall provide or cause to be provided to each holder of Series F Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series F Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

                  Upon surrender of certificates representing shares of Series F Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided.

                  No fractional shares of Common Stock shall be issued upon conversion of Series F Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the daily mean average of the Closing Price of a share of Common Stock on the ten consecutive trading days before the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

                  The "CLOSING PRICE" for each day shall be the closing price regular way on such day as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which Common Stock is, listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the closing bid price as reported on the Nasdaq Stock Market (or, if not so reported, the closing price), or, if not admitted for quotation on the Nasdaq Stock Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purposes, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

                  The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this Section 9(c), as follows:

                           (i) In case the  Corporation  shall  issue  rights or
                  warrants to all holders of the common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "CURRENT MARKET Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

                  C1       C x      O + N
                                   -------
                                O + N X P
                                    -----
                                       M

         where

         C1       =        the adjusted Conversion Amount
         C        =        the current Conversion Amount
         O        =        the number of shares of Common Stock outstanding on
                           the record date.
         N        =        the number of  additional  shares of Common Stock
                           issuable  pursuant to the exercise of such rights
                           or warrants.
         P        =        the  offering  price  per  share of the  additional
                           shares (which amount shall include  amounts  received
                           by the Corporation in respect of the issuance and the
                           exercise of such rights or warrants).
         M        =        the Current  Market  Price per share of Common  Stock
                           on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

                           (ii) In case the  Corporation  shall,  by dividend or
                  otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in SUBPARAGRAPH (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

                  C1    =     C   x   M
                                     ---
                                     M-F

         where

         C1       =        the adjusted Conversion Amount
         C        =        the current Conversion Amount

         M        =        the Current  Market  Price per share of Common  Stock
                           on the record date mentioned  below.
         F        =        the aggregate  amount of such cash dividend and/or
                           the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "JUNIOR STOCK" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series F Convertible Preferred Stock.

                           (iii) All calculations hereunder shall be made to the
                  nearest cent or to the nearest 1/100 of a share, as the case may be.

                           (iv) If at any time as a result of an adjustment made
                  pursuant to the fifth paragraph of this Section 9(c), the holder of any Series F Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in SUBPARAGRAPHS (i) TO (iii) above.

         Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

         Whenever the Conversion Amount is adjusted, (i) the Corporation shall send to each transfer agent, if any, for the Series F Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series F Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq Stock Market if the Series F Convertible Preferred Stock or the Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President or any Vice-President of the Corporation and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation and (ii) the Corporation will give notice by mail to the holders of record of Series F Convertible Preferred Stock, which notice shall be made within 45 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

         Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 9(c) or in subparagraphs (i) or
(ii) of the ninth paragraph of this Section 9(c) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 30 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series F Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

         Notwithstanding any other provision of this Section 9, no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) if holders of Series F Convertible Preferred Stock are to participate in the transaction or distribution on a basis 'and with notice that the Board of Directors determines to be fair to the holders of the Series F Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said SUBPARAGRAPH (II), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, PROVIDED that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or (c) after the Series F Convertible Preferred Stock becomes convertible into cash (no interest shall accrue on the cash).

         SECTION 10. VOTING RIGHTS. Except as otherwise required by law, shares of Series F Convertible Preferred Stock shall not be entitled to vote on any matter.

         The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series F Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series F Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; PROVIDED, HOWEVER, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series F Convertible Preferred Stock shall be deemed not to affect materially, and adversely such powers, preferences, or special rights.

         SECTION 11. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series F Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series F Convertible Preferred Stock for conversion into Common Stock, all shares of Series F Convertible Preferred Stock converted into Common Stock; and (ii) from the date of registration of transfer, all shares of Series F Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation. For the purposes of this Certificate of Designations, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. 'Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

                     B. SERIES G CONVERTIBLE PREFERRED STOCK

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series G Convertible Preferred Stock" (the "SERIES G CONVERTIBLE PREFERRED STOCK"), and the number of shares constituting such series shall be 10,000 and shall not be subject to increase. The Series G Convertible Preferred Stock shall be divided into two ranches, referred to herein as "Tranche 1 Series G Convertible Preferred Stock" (the "TRANCHE 1 SERIES G CONVERTIBLE PREFERRED STOCK"), which shall consist of 4,000 shares, and "Tranche 2 Series G
Convertible Preferred Stock" (the "TRANCHE 2 SERIES G CONVERTIBLE PREFERRED STOCK"), which shall consist of 6,000 shares.

         SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series G Convertible Preferred Stock shall be the sum of (i) $1,000, (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series G Convertible Preferred Stock, and (iii) to be determined on at least a quarterly basis, an amount equal to the accrued and unpaid interest on dividends in arrears through the date of determination (as provided in Section 4).

         SECTION 3. RANK.  All Series G Convertible  Preferred  Stock shall rank
(i) senior to the Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with the Series E Convertible Preferred Stock of the Corporation, the Series F
Convertible Preferred Stock of the Corporation and any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

         SECTION 4. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series G Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS" or the "BOARD") out of funds legally available for such purpose, dividends at the rate of $70.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise specifically provided herein) from the date of original issuance and shall be payable in cash quarterly on January 1, April 1, July 1, and October 1 of each year commencing January 1, 1997 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series G Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 4(b) hereof, shares of Common Stock or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series G Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series G Convertible Preferred Stock (collectively, the "JUNIOR DIVIDEND STOCK"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock (other than purchases, redemptions or other acquisitions of a number of shares of Common Stock in the aggregate not in excess of 2 percent of the shares of Common Stock outstanding on the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware, at prices not in excess of the fair market value thereof at the time of purchase, redemption or acquisition) unless and until all accrued and unpaid dividends on the Series G Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

         If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series G Convertible Preferred Stock (the "SENIOR DIVIDEND STOCK") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series G Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series G Convertible Preferred Stock (the "PARITY DIVIDEND STOCK") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series G Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series G Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series G Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series G Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series G Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series G Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

         Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

         (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series G Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series G Convertible Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; PROVIDED, HOWEVER, that if certificates representing shares of Common Stock are issued and dispatched to holders of Series G Convertible Preferred Stock subsequent to the third trading day after a dividend payment date, the percentage used to calculate the Computed Price will be reduced by one for each trading day after the third trading day following such dividend payment date to the date of dispatch of shares of Common Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation may issue a number of shares of Common Stock to each holder which reflects a rounding to the nearest whole number of shares of Common Stock or may pay cash. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series G Convertible Preferred Stock if:

                  (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

                  (ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

                  (iii) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

                  (iv) the Computed Price (determined without regard to the proviso to the definition thereof) is less than the par value of the shares of Common Stock;

                  (v) the shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on a national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market; or

                  (vi) the issuance of shares of Common Stock in payment of dividends on Series G Convertible Preferred Stock held by any GFL Person (as defined in Section 9(a) hereof) would result in any GFL Person beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 9(a) hereof.

         Shares of Common Stock issued in payment of dividends on Series G Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

         "Computed Price" of shares of Common Stock means the price equal to 85 percent of the arithmetic mean of the per share Closing Price (as defined in Section 9(b)) of the Common Stock for the three consecutive trading days ending on the third trading day prior to the applicable dividend payment date; PROVIDED HOWEVER, THAT, notwithstanding the foregoing, in no event shall the Computed Price be less than $.01 per share.

         SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series G Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series G Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears to the date of distribution, and (iii) $1,000.00 (collectively, the "LIQUIDATION PREFERENCE"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series G Convertible Preferred Stock (collectively, the "JUNIOR LIQUIDATION STOCK"); PROVIDED, HOWEVER, that such rights shall accrue to the holders of Series G Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series G Convertible Preferred Stock (the "SENIOR LIQUIDATION STOCK") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series G Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series G Convertible Preferred Stock (the "PARITY LIQUIDATION STOCK") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series G Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

         SECTION 6. NO MANDATORY REDEMPTION. The shares of Series G Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

         SECTION 7. NO SINKING FUND. The shares of Series G Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

         SECTION 8. OPTIONAL REDEMPTION. So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series G Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement between the Corporation and the original holders of the Series G Convertible Preferred Stock (the "REGISTRATION RIGHTS AGREEMENT") and the provisions of this Certificate of Designations), the Corporation shall have the right, exercisable on not less than 15 days or more than 20 days written notice to the holders of record of the shares of Series G Convertible Preferred Stock to be redeemed, at any time which is (x) 90 days or more after the Tranche 1 Registration Effective Date (as defined in Section 9(b)) to redeem all of the shares or any part of not less than 600 shares (or such lesser number of shares of Tranche 1 Series G Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right) of Tranche 1 Series G Convertible Preferred Stock or
(y) 90 days or more after the Tranche 2 Registration Effective Date (as defined in Section 9(b)) to redeem all of the shares or any part of not less than 600 shares (or such lesser number of shares of Tranche 2 Series G Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right) of Tranche 2 Series G Convertible Preferred Stock, in either case in accordance with this Section 8. Any notice of redemption (a "NOTICE OF REDEMPTION") under this Section shall be delivered to the holders of the shares of Series G Convertible Preferred Stock at their addresses appearing on the records of the Corporation; PROVIDED, HOWEVER, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series G Convertible Preferred Stock of any other holder. Any Notice of Redemption may, subject to the 15 and 20 day restrictions stated above, be given prior to the date which is 90 days after the Tranche 1 Registration Effective Date or the Tranche 2 Registration Effective Date, as the case may be, but in any such case may not specify a Redemption Date (as herein defined) prior to the date which is 90 days after the Tranche 1 Registration Effective Date or the Tranche 2 Registration Effective Date, as the case may be. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series G Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series G Convertible Preferred Stock held by such holder which are to be redeemed and the tranche of the shares to be redeemed, (3) the Redemption Price (as hereinafter defined) per share of Series G Convertible Preferred Stock to be redeemed, determined in accordance with this Section, and (4) the date of redemption of such shares of Series G Convertible Preferred Stock, determined in accordance with this Section (the "REDEMPTION DATE"). On the Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Redemption Price (as hereinafter defined) to each holder of shares of Series G Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series G Convertible Preferred Stock the Corporation shall make payment to the holders of the shares of Series G Convertible Preferred Stock to be redeemed in respect of each share of Series G

Convertible Preferred Stock to be redeemed of an amount equal to the sum of (A) the amount of the Liquidation Preference determined as of the applicable Redemption Date and (B) $176.50 (such sum being referred to herein as the "REDEMPTION PRICE"). Upon redemption of less than all of the shares of Series G Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series G Convertible Preferred Stock which have not been redeemed. Only whole shares of Series G Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series G Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series G
Convertible Preferred Stock. Notwithstanding any other provision of this Certificate of Designations, no share of Series G Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation on or after the date of exercise of such conversion right.

         SECTION 9. CONVERSION.

         (a) CONVERSION AT OPTION OF HOLDER. (i) The holders of the Series G Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series G Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the date which is the earliest of (i) the Tranche 1 Registration Effective Date, (ii) or the Tranche 2 Registration Effective Date and (iii) the date which is 90 days after the date of initial issuance of shares of Series G Convertible Preferred Stock (the "ISSUANCE DATE") and at any time thereafter, each share of Series G Convertible Preferred Stock initially may be converted at the principal executive offices of the Corporation, the office of any transfer agent for the Series G Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, into whole shares of Common Stock at the rate equal to the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (y) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date, and (iii) accrued but unpaid interest on the dividends on the shares of Series G Convertible Preferred Stock being converted in arrears to the Conversion Date by (z) the lesser of (I) $11.50 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) and (II) the product of (A) the Tranche 1 Conversion Percentage or the Tranche 2 Conversion Percentage, as the case may be, TIMES (B) the arithmetic average of the Closing Price of the Common Stock on the three consecutive trading days immediately preceding the Conversion Date (but in no event shall the amount determined pursuant to subclause (II) of this clause (z) be less than $7.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events), regardless of the actual amount otherwise determined pursuant to this clause (z)) (the "MINIMUM CONVERSION PRICE"), in each case subject to adjustment as hereinafter provided (the "CONVERSION RATE"); PROVIDED, HOWEVER, that in no event shall Genesee Fund Limited ("GENESEE") be entitled to convert any shares of Series G Convertible Preferred Stock in excess of that number of shares of Series G Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Genesee and any person whose beneficial ownership of shares of Common Stock would be aggregated with

Genesee's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (THE "EXCHANGE ACT"), and Regulation 13D-G thereunder (each a "GFL PERSON" and collectively, the "GFL PERSONS") (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series G Convertible Preferred Stock and unexercised Common Stock Purchase Warrants issued to Genesee in connection with the issuance of the Series G Convertible Preferred Stock) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series G Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by any GFL Person of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. For purposes of the proviso to the second preceding sentence, the Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by Genesee to the Corporation in connection with a particular conversion, without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock.

                  (ii) Each certificate for shares of Series G Convertible Preferred Stock initially issued shall bear a legend identifying it as either "TRANCHE 1" or "TRANCHE 2," as agreed in writing with the Corporation by the initial holder of shares of Series G Convertible Preferred Stock. Any new certificate issued upon transfer of any shares of Series G Convertible Preferred Stock or, in connection with a conversion of shares of Series G Convertible Preferred Stock, to evidence the unconverted balance of shares of Series G Convertible
         Preferred Stock shall bear the same legend as the certificate surrendered to the Corporation in connection therewith, if applicable.

         (b) CERTAIN DEFINITIONS.

         As used herein, the "CLOSING PRICE" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange on which such security is traded.

         As used herein, the "CONVERSION AMOUNT" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

         As used herein, "CONVERSION DATE" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9(a).

         As used herein, "SEC" shall mean the United States Securities and Exchange Commission.

         As used herein, "TRANCHE 1 COMPUTATION DATE" means (1) January 1, 1997, unless the Tranche 1 Registration Statement theretofore has been declared effective by the SEC, and, (2) if the Tranche 1 Registration Statement has not theretofore been declared effective by the SEC, each date which is 30 days after a Tranche 1 Computation Date.

         As used herein, "TRANCHE 2 COMPUTATION DATE" means (1) February 1, 1997, unless the Tranche 2 Registration Statement theretofore has been declared effective by the SEC, and, (2) if the Tranche 2 Registration Statement has not theretofore been declared effective by the SEC, each date which is 30 days after a Tranche 2 Computation Date.

         As used herein, "TRANCHE 1 CONVERSION PERCENTAGE" shall mean, with respect to any conversion of shares of Tranche 1 Series G Convertible Preferred Stock, 85 percent, except that, if the Tranche 1 Registration Statement is not ordered effective by the SEC by the Tranche 1 Computation Date, then the percentage stated above in this paragraph shall be reduced by two percentage points on each Tranche 1 Computation Date, and except that the percentage stated above in this paragraph, as so adjusted, is also subject to adjustment as provided in Section 3(f)(iii) of the Registration Rights Agreement.

         As used herein, "TRANCHE 2 CONVERSION PERCENTAGE" shall mean, with respect to any conversion of Tranche 2 Series G Convertible Preferred Stock, 85 percent, except that, if the Tranche 2 Registration Statement is not ordered effective by the SEC by the Tranche 2 Computation Date, then the percentage stated above in this paragraph shall be reduced by two percentage points on each Tranche 2 Computation Date, and except that the percentage stated above in this paragraph, as so adjusted, is also subject to adjustment as provided in Section 3(f)(iii) of the Registration Rights Agreement.

         As used herein, "TRANCHE 1 REGISTRATION EFFECTIVE DATE" shall mean the date on which the Tranche 1 Registration Statement is first ordered effective by the SEC.

         As used herein, "TRANCHE 2 REGISTRATION EFFECTIVE DATE" shall mean the date on which the Tranche 2 Registration Statement is first ordered effective by the SEC.

         As used herein, "TRANCHE 1 REGISTRATION STATEMENT" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a)(i) of the Registration Rights Agreement.

         As used herein, "TRANCHE 2 REGISTRATION STATEMENT" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a)(ii) of the Registration Rights Agreement.

         (c) OTHER PROVISIONS. Notwithstanding anything in this Section 9 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 9 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 9 and not previously made. Notwithstanding anything in this Section 9, no change in the Conversion Amount shall be made that would result in a

Conversion Price of less than the par value of the Common Stock into which shares of Series G Convertible Preferred Stock are at the time convertible.

         The holders of shares of Series G Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series G Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; PROVIDED, HOWEVER, that shares of Series G Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series G Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series G Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series G Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series G Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

         The right of the holders of Series G Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series G Convertible Preferred Stock to be converted and, in the case of Genesee, stating that such conversion will not result in Genesee beneficially owning a number of shares of Common Stock in excess of that number permitted by Section 9(a). Promptly, but in no event later than 10 business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall pay any tax arising under United States federal, state or local law in connection with any conversion of shares of Series G Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series G Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series G Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series G Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series G Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series G Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series G Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series G Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series G Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series G Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series G Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

         If a holder shall have given a notice of conversion of shares of Series G Convertible Preferred Stock, upon surrender of certificates representing shares of Series G Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender of certificates and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided.

         No fractional shares of Common Stock shall be issued upon conversion of Series G Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the three consecutive trading days before the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

         The "Closing Price" for each day shall be the closing price regular way on such day as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the closing bid price as reported on the Nasdaq National Market (or, if not so reported, the closing price), or, if not admitted for quotation on the Nasdaq National Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purposes, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

         The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this Section 9(c), as follows:

                  (i) In case the Corporation shall issue rights or warrants on a pro rata basis to allholders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "CURRENT MARKET PRICE"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

                           C1 = C x   O + N
                                     -------
                                 O +  N x P
                                     -------
                                        M

         where

         C1       =        the adjusted Conversion Amount
         C        =        the current Conversion Amount
         O        =        the number of shares of Common Stock outstanding on
                           the record date.
         N        =        the number of additional shares of Common Stock
                           issuable  pursuant to the exercise of such rights or
                           warrants.
         P        =        the  offering  price  per  share of the  additional
                           shares (which amount shall include  amounts  received
                           by the Corporation in respect of the issuance and the
                           exercise of such rights or warrants).
         M        =        the Current Market Price per share of Common Stock on
                           the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

                  (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

                  C1 = C x    M
                             ---
                            M - F

         where

         C1       =        the adjusted Conversion Amount
         C        =        the current Conversion Amount
         M        =        the Current  Market  Price per share of Common  Stock
                           on the record date mentioned  below.
         F        =        the aggregate amount of such cash dividend and/or the
                           fair market value on the record
                           date of the assets or  securities  to be  distributed
                           divided  by the  number of  shares  of  Common  Stock
                           outstanding   on  the  record  date.   The  Board  of
                           Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "JUNIOR STOCK" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series G Convertible Preferred Stock.

                  (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  (iv) If at any time as a result of an adjustment made pursuant to the fifth paragraph of this Section 9(c), the holder of any Series G Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs
         (i) to (iii) above.

         Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

         Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each transfer agent, if any, for the Series G Convertible Preferred Stock and the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series G Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

         Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 9(c) or in subparagraphs (i) or
(ii) of the ninth paragraph of this Section 9(c) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series G Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

         Notwithstanding any other provision of this Section 9, no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) if holders of Series G Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines such transaction to be fair to the holders of the Series G Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said subparagraph (ii), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, PROVIDED that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or (c) after such time as a holder of shares of Series G Convertible Preferred Stock becomes entitled to receive only cash upon conversion of such shares (in which case no interest shall accrue on the amount of such cash for any period prior to the date which is three business days after surrender of the certificates for such shares for conversion).

         (d) CONVERSION AT OPTION OF CORPORATION. So long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series G Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations) and so long as the Tranche 1 Registration Statement and the Tranche 2 Registration Statement shall be effective, the Corporation shall have the right, exercisable at any time or from time to time on or after the date which is one year after the later of (x) the Tranche 1 Registration Effective Date and (y) the Tranche 2 Registration Effective Date, by at least 15 business days but not more than 20 business days prior notice (a "CORPORATION CONVERSION NOTICE") to the holders of the Series G Convertible Preferred Stock, to require such holders to convert, in accordance with the provisions, and subject to the limitations, of this Section 9, all or any part of the outstanding shares of Series G Convertible Preferred Stock into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. The Corporation Conversion Notice shall state (1) the number of shares of Series G Convertible Preferred Stock which the Corporation seeks to require to be converted into shares of Common Stock and the tranche of the shares to be converted and (2) the conversion date (which shall not be less than 15 business days or more than 20 business days after the date the Corporation Conversion Notice is given). If the Corporation shall give a Corporation Conversion Notice, then, unless theretofore converted by the holder or redeemed by the Corporation in accordance herewith, and, so long as the Tranche 1 Registration Statement and the Tranche 2 Registration Statement shall remain effective on such conversion date and the Corporation shall be in compliance in all material respects with its obligations under the Registration Rights Agreement on such conversion date, on the conversion date properly set forth therein, the lesser of (A) the number of shares of Series G Convertible Preferred Stock which the Corporation seeks to require to be converted, as set forth in such Corporation Conversion Notice or (B) the maximum number of shares of Series G Convertible Preferred Stock which on such conversion date is convertible in accordance with Sections 9(a) hereof, shall be converted into such number of shares of Common Stock as shall be determined pursuant to this
Section 9 (but without regard to the Minimum Conversion Price) as if the conversion of such number of shares of Series G Convertible Preferred Stock were made by the holders thereof in accordance herewith without any further action on the part of the holders of such shares of Series G Convertible Preferred Stock. Upon receipt by the Corporation of certificates for shares of Series G Convertible Preferred Stock converted into shares of Common Stock in accordance with this Section 9(d) after a Corporation Conversion Notice is given, the Corporation shall issue and, within three trading days after such surrender, deliver to or upon the order of such holder (1) that number of shares of Common Stock for the number of shares of Series G Convertible Preferred Stock converted as shall be determined in accordance herewith, (2) a new certificate for the balance of shares of Series G Convertible

Preferred Stock, if any, and (3) payment of the accrued and unpaid dividends on the shares of Series G Convertible Preferred Stock so converted (which payment of dividends may be made in accordance with Section 4 if the Corporation satisfies the requirements thereof).

         SECTION 10. VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series G Convertible Preferred Stock shall not be entitled to vote on any matter.

         The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series G Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series G Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; PROVIDED, HOWEVER, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series G Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

         SECTION 11. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series G Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series G Convertible Preferred Stock for conversion into Common Stock, all shares of Series G Convertible Preferred Stock converted into Common Stock;
(ii) from the date of registration of transfer, all shares of Series G Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation and (iii) from the Redemption Date, all shares of Series G Convertible Preferred Stock which are redeemed, so long as in each case the Redemption Price of such shares of Series G Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby. For the purposes of this Certificate of Designations, "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "CONTROL" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

                     C. SERIES H CONVERTIBLE PREFERRED STOCK

         SECTION 1. DESIGNATION AND AMOUNT. The designation of this series, which consists of 20,000 shares of Preferred Stock, is the Series H Convertible Preferred Stock (the "SERIES H PREFERRED STOCK") and the face amount shall be One Thousand U.S. Dollars ($1,000.00) per share (the "FACE AMOUNT").

         SECTION 2. NO DIVIDENDS. The Series H Preferred Stock will bear no dividends, and the holders of the Series H Preferred Stock shall not be entitled to receive dividends on the Series H Preferred Stock.

         SECTON 3. CERTAIN DEFINITIONS. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

          A. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series H Preferred Stock if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series H Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

          B. "CLOSING DATE" means the Closing Date under that certain Securities Purchase Agreement dated March 27, 1997 by and among the Corporation and the initial purchasers of the Series H Preferred Stock (the "SECURITIES PURCHASE AGREEMENT").

          C. "CONVERSION DATE" means, for any Optional Conversion, the date specified in the notice of conversion in the form attached hereto (the "NOTICE OF CONVERSION"), so long as the copy of the Notice of Conversion is taxed (or delivered by other means resulting in notice) to the Corporation before Midnight, New York City time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so delivered before such time, then the Conversion Date shall be the date the holder delivers the Notice of Conversion to the Corporation. The Conversion Date for the Required Conversion at Maturity shall be the Maturity Date (as such terms are defined in Paragraph D of Section 4).

          D. "CONVERSION PERCENTAGE" shall have the following meaning and shall be subject to adjustment as provided herein:

               IF THE CONVERSION DATE IS:            THEN THE CONVERSION PERCENTAGE IS:

               On or prior to the 179th day
               after the Closing Date                                  100%

               On or after the 180th and on or prior
               to the 269th day after the Closing Date                  90%

               On or after the 270th day after
               the Closing Date                                         85%

          E. "CONVERSION PRICE" means, (i) with respect to any Conversion Date occurring prior to the 210th day after the Closing Date, the Variable Conversion Price and (ii) with respect to any Conversion Date occurring on or after the 210th day after the Closing Date, the lower of the Conversion Price Ceiling and the Variable
               Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

          F. "CONVERSION PRICE CEILING" means the average of the Closing Bid Prices for the Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately preceding the 210th day after the Closing Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such twenty (20) trading day period), and shall be subject to adjustment as provided herein.

          G. "CONVERSION PRICE FLOOR" means (i) on or prior to that date which is two hundred ten (210) days after the Closing Date, $6.00, and
               (ii) after that date which is two hundred ten (210) days after the Closing Date, the lower of (a) $6.00 and (b) the product of (.65) and the Conversion Price Ceiling, and shall be subject to adjustment as provided herein.

          H. "N" means the sum of (a) the number of days from, but excluding, the date of issuance of such share of Series H Preferred Stock, through and including the earlier of (i) the Conversion Date for such share of Series H Preferred Stock and (ii) such date (if any) that the average of the Closing Bid Prices for the Common Stock for ten (10) consecutive trading days is greater than one hundred and seventy five percent (175%) of the initial Conversion Price Ceiling determined under Paragraph F of this Section 3 (subject to equitable adjustment for any of the events described in Section 11.A) plus (b) the number of days not included in clause (a) of this Paragraph H (if any) during the period beginning on, but excluding, the date such share of Series H Preferred Stock was required to be (but was not) redeemed by the Corporation pursuant to Section 8.B and the subsequent Conversion Date for such share of Series H Preferred Stock.

          I. "PREMIUM" means an amount equal to: (i) (.06)x(N/365)x(1,000) for the period beginning on the Closing Date and ending on that date which is 179 days after the Closing Date, (ii) (.07)x(N/365)x(1,000) for the period beginning on the 180th day after the Closing Date and ending on that date which is 269 days after the Closing Date, and (iii) (.08)x(N/365)x(1,000) for the period beginning on the 270th day after the Closing Date and thereafter.

          J. "VARIABLE CONVERSION PRICE" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage then in effect by the average of the Closing Bid Prices for the Common Stock for ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustments for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period), and shall be subject to adjustment as provided herein.

         SECTION 4. CONVERSION.

         A. CONVERSION AT THE OPTION OF THE HOLDER. Subject to the limitations on conversions contained in Paragraph C of this Section 4, each holder of shares of Series H Preferred Stock may, at any time and from time to time, convert (an "OPTIONAL CONVERSION") each of its shares of Series H Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                               1,000 + THE PREMIUM
                              ---------------------
                                Conversion Price

         B. MECHANICS OF CONVERSION. In order to convert Series H Preferred Stock into shares of Common Stock, a holder shall: (x) deliver (by facsimile or otherwise) a copy of the fully executed Notice of Conversion to the Corporation and (y) surrender or cause to be surrendered the original certificates representing the Series H Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. At the request of a holder and upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall immediately send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 14.B).

                  (i) DELIVERY OF COMMON STOCK UPON CONVERSION. The Corporation shall, within one business day after the later of (a) the second business day following the Conversion Date in the case of DWAC deliveries and the third business day following the Conversion date in all other cases and (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, the date on which indemnity pursuant to Section 14.B is provided) (the "DELIVERY PERIOD"), and provided the holder has surrendered Preferred Stock Certificates, issue and deliver to or upon the order of the holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series H Preferred Stock being converted and (y) a certificate representing the number of shares of Series H Preferred Stock not being converted, if any.

                  (ii) TAXES. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series H Preferred Stock.

                  (iii) NO FRACTIONAL SHARES. If any conversion of Series H Preferred Stock would result in the issuance of either a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock shall be the closest whole number of shares.

                  (iv) STATUS AS STOCKHOLDER. Upon submission of a Notice of Conversion by a holder of Series H Preferred Stock, the shares covered thereby shall be deemed converted into shares of Common Stock as of the Conversion Date and the holder's rights as a holder of such converted shares of Series H Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designations (including its right to regain its status as a Series H Preferred Stockholder pursuant to
         Section 6.E).

                  (v) CONVERSION DISPUTES. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

         C. LIMITATIONS ON CONVERSIONS. (i) Except in a Required Conversion at Maturity, in no event shall a holder of shares of Series H Preferred Stock be entitled to receive shares of Common Stock to the extent that the sum of (a) the number of shares of Common Stock beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the shares of Series H Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the conversion of the shares of Series H Preferred Stock with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (i) above. The Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by a holder of Series H Preferred Stock to the Corporation in connection with a particular conversion without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock. The restriction contained in this Paragraph C shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the Common Stock and each holder of Series H Preferred Stock shall approve such alteration, amendment, deletion or change.

         (ii) Except as otherwise provided in Section 13, during any thirty (30) day period beginning on the Closing Date and ending on the earlier of (a) that date which is two hundred and nine (209) days after the Closing Date and (b) that date (if any) that the Corporation delivers an Optional Redemption Notice (as defined below) to the holders of Series H Preferred Stock pursuant to
Section 8.B, no holder of Series H Preferred Stock may convert in excess of thirty-three percent (33%) of the shares of Series H Preferred Stock initially purchased by such Holder; provided, however, if such holder has already converted sixty-six percent (66%) of the shares of Series H Preferred Stock so purchased, such holder may convert the remaining thirty-four percent (34%) of the shares so purchased in the next succeeding thirty day period or thereafter.

         D. REQUIRED CONVERSION AT MATURITY. Provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series H Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") for resale by the holders of such shares of Series H Preferred Stock and (iii) eligible to be traded on either the NASDAQ, the New York Stock Exchange or the American Stock Exchange, each share of Series H Preferred Stock issued and outstanding on March 27, 2002 (the "MATURITY DATE") (and any accrued and unpaid Conversion Default Payments), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formulas set forth in Paragraph A of this
Section 4 (the "REQUIRED CONVERSION AT MATURITY"). If a Required Conversion at Maturity occurs, the Corporation and the holders of Series H Preferred Stock shall follow the applicable conversion procedures set forth in Paragraph B of this Section 4; PROVIDED, HOWEVER, that the holders of Series H Preferred Stock are not required to deliver a Notice of Conversion to the Corporation.

         SECTION 5 RESERVATION OF SHARES OF COMMON STOCK.

         A. RESERVED AMOUNT. Upon adoption of this Certificate of Designations by the Corporation's Board of Directors, the Corporation shall have reserved 4,500,000 authorized but unissued shares of Common Stock for issuance upon conversion of the Series H Preferred Stock and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall at all times be sufficient to provide for the conversion of the Series H Preferred Stock outstanding at the then current Conversion Price. The Reserved Amount shall be allocated to the holders of Series H Preferred Stock as provided in Section 14.D.

         B. INCREASES TO RESERVED  AMOUNT.  If the Reserved Amount for any three
(3) consecutive trading days (the last of such three (3) trading days being the "AUTHORIZATION TRIGGER DATE") shall (i) during the period beginning on the Closing Date and ending on that date which is one hundred fifty (150) days after the Closing Date be less than 100% of the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock on such trading days, or (ii) on or after that date which is one hundred fifty one (151) days after the Closing Date, be less than 135% of the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock on such trading days, the Corporation shall immediately notify the holders of Series H Preferred Stock of such occurrence and shall take immediate action (including seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 150% of the number of shares of Common Stock into which the Series H Preferred Stock are then convertible. In the event the Corporation fails to so increase the Reserved Amount within ninety (90) days after an Authorization Trigger Date, each holder of Series H Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Section 8.D) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Section 8.C), a portion of the holder's Series H Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series H Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Section 8.D.

         SECTION 6. FAILURE TO SATISFY CONVERSIONS.

         A. CONVERSION DEFAULT PAYMENTS. If, at any time, (x) a holder of shares of Series H Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount, for which failure the holders shall have the remedies set forth in Section 5) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, the shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice to any holder of Series H Preferred Stock at any time of its intention not to issue shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designations other than because such issuance would exceed such holder's allocated portion of the Reserved Amount (each of (x) and (y) being a "CONVERSION DEFAULT"), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, payments for the first ten (10) business days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first ten (10) business days of any other Conversion Default ' an amount equal to $1,000 per day. In the event any Conversion Default continues beyond such ten (10) business day period, the Corporation shall pay to the holder an additional amount equal to:

                     (.24) x (D/365) x (the Default Amount)

where:

         "D" means the number of days after the expiration of the ten (10) business day period described above through and including the Default Cure Date;

         "DEFAULT AMOUNT" means (i) the total Face Amount of all shares of Series H Preferred Stock held by such holder plus (ii) the total Premium as of the first day of the Conversion Default on all shares of Series H Preferred Stock included in clause (i) of this definition; and

         "DEFAULT CURE DATE" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the full number of shares of Series H Preferred Stock and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to honor all conversions of Series H Preferred Stock in accordance with Section 4.A.

         The payments to which a holder shall be entitled pursuant to this Paragraph A are referred to herein as "CONVERSION DEFAULT PAYMENTS." A holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the Conversion Price in effect at the time of such conversion. In the event a holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Section 14.F. In the event a holder elects to convert all or any portion of the Conversion Default Payments, the holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Section 4.

         B. ADJUSTMENT TO CONVERSION PRICE. If a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series H Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount, for which failure the holders shall have the remedies set forth in Section 5), then the Conversion Price in respect of any shares of Series H Preferred Stock held by such holder shall thereafter be the lesser of (i) the Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such shares of Common Stock are delivered to the holder and (iii) the Conversion Price (calculated in accordance with Section 3.E) on the Conversion Date specified in the Notice of Conversion for such share of Series H Preferred Stock. If there shall occur a Conversion Default of the type described in clause
(y) of Section 6.A, then the Conversion Price with respect to any conversion thereafter shall be the lower of (x) the lowest Conversion Price in effect at any time during the period beginning on, and following, the date of the occurrence of such Conversion Default through and including the Default Cure Date and (y) the Conversion Price (calculated in accordance with Section 3.E) on the Conversion Date specified in the Notice of Conversion for such share of Series H Preferred Stock., The Conversion Price shall thereafter be subject to further adjustment for any events described in Section 11.

         C. BUY-IN CURE. If (i) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series H Preferred Stock having a Conversion Date on or prior to a date upon which the Corporation has notified the applicable holder in writing that the Corporation is unable to honor conversions and (ii) after the applicable Delivery Period with respect to such conversion, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of the shares of Common Stock which such holder anticipated receiving upon such conversion (a "BUY-IN"), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the total Face Amount (plus the accrued Premium thereon) of the portion of the Series H Preferred Stock resulting in the Buy-In. For example, if a holder purchases shares of Common Stock having a total purchase price of $1 1,000 to cover a Buy-In with respect to an attempted conversion of Series H Preferred Stock having a total Face Amount and accrued Premium of $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification indicating any amounts payable to such holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Section 14.F.

         D. REDEMPTION RIGHT. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount, for which failure the holders shall have the remedies set forth in
Section 5) to issue shares of Common Stock within ten (10) business days after the expiration of the Delivery Period with respect to any conversion of Series H Preferred Stock, then the holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Redemption Notice (as defined in Section 8.D) to the Corporation, to have all or any portion of such holder's outstanding shares of Series H Preferred Stock purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Section 8.C). If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Section 8.D.

         E. RETENTION OF RIGHTS AS SERIES H PREFERRED STOCKHOLDER. If a holder has not received certificates for all shares of Common Stock prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion of Series H Preferred Stock for any reason, then the Corporation shall, as soon as practicable, return such unconverted shares of Series H Preferred Stock to the holder and (unless the holder otherwise elects to retain its status as a holder of Common Stock) the holder shall regain the rights of a holder of Series H Preferred Stock with respect to such shares. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Paragraph A above to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Paragraph B above) for the Corporation's failure to convert Series H Preferred Stock.

         SECTION 7. INTENTIONALLY OMITTED.

         SECTION 8. REDEMPTION DUE TO CERTAIN EVENTS.

         A. REDEMPTION BY HOLDER. In the event (each of the events described in clauses (i)-(v) below after expiration of the applicable cure period (if any) being a "REDEMPTION EVENT"):

                  (i) the Common Stock (including all of the shares of Common Stock issuable upon conversion of the Series H Preferred Stock) is suspended from trading on any of, or is not listed or designated for quotation (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ Small Cap Market ("NASDAQ") for an aggregate of ten (10) trading days in any nine (9) month period,

                  (ii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement, dated as of March 27, 1997, by and among the Corporation and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), has not been declared effective by the 180th day following the Closing Date or such Registration Statement, after being declared effective, cannot be utilized by the holders of Series H Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty
         (30) days in any consecutive twelve month period,

                  (iii) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series H Preferred Stock upon conversion of the Series H Preferred Stock as and when required by this Certificate of Designations, the Securities Purchase Agreement or the Registration Rights Agreement,

                  (iv) the Corporation provides notice to any holder of Series H Preferred Stock, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any holder of Series H Preferred Stock upon conversion in accordance with the terms of this Certificate of Designations (other than due to the circumstances contemplated by Section 5, for which the holders shall have the remedies set forth in such Section), or

                  (v) the Corporation shall:

                           (a) sell,  convey or dispose of all or  substantially
                  all of its assets;

                           (b)  merge,   consolidate  or  engage  in  any  other
                  business combination with any other entity (other than a merger, consolidation or business combination in which the holders of the Corporation's voting securities immediately preceding such merger, consolidation or business combination own, on a pro rata basis, at least 50% of the surviving entity's voting securities); or

                           (c) have  fifty  percent  (50%) or more of the voting
                  power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended), then, upon the occurrence of any such Redemption Event, each holder of shares of Series H Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph D below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series H Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph C below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iv) or (v) above shall immediately constitute a Redemption Event and there shall be no cure period.

         B. REDEMPTION BV CORPORATION.

         (i) If at any time after that date which is two (2) years after the Closing Date, the average of the Closing Bid Prices for the Common Stock for ten
(10) consecutive trading days is greater than the Conversion Price Ceiling multiplied by 1.5 (subject to equitable adjustments for stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period), then the Corporation shall have the right to redeem up to fifty percent (50%) of the Series H Preferred Stock for a price per share equal to the Optional Redemption Amount (as defined below). If at any time after the Closing Date the average of the Closing Bid Prices for the Common Stock for ten (10) consecutive trading days is greater than the Conversion Price Ceiling multiplied by 2.0 (subject to equitable adjustments for stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period) then the Corporation shall have the right to redeem (such right, collectively with the Corporation's redemption rights pursuant to the immediately preceding sentence, shall be referred to as "REDEMPTION AT CORPORATION'S ELECTION") any or all of the Series H Preferred Stock for an amount equal to the Optional redemption Amount. A Redemption at Corporation's Election shall be exercisable by the Corporation in its sole discretion by delivery of an Optional Redemption Notice (as defined below). Holders of Series H Preferred Stock may convert all or any part of their shares of Series H Preferred Stock into Common Stock by delivering a Notice of Conversion to the Corporation at any time prior to that date which is ten (IO) days after receipt of an Optional Redemption Notice. The "OPTIONAL REDEMPTION Amount" with respect to each share of Preferred Stock means
(a) for redemptions pursuant to the first sentence of this subparagraph (i), an amount equal to:

                                (1,000 + P) X 1.5
                                ------------------
                                       CCP

and (b) for  redemptions  pursuant to the second  sentence of this  subparagraph
(1), an amount equal to:

                                (1,000 + P) X 2.0
                                ------------------
                                       CCP
where:

         "P" means the accrued Premium on such share of Series H Preferred Stock through the date of redemption; and

         "CCP" means the Conversion Price Ceiling on the date of the redemption.

                  (ii) The Corporation  shall effect each redemption  under this
         Section 8.B by giving at least ten (10) trading days but not more than twenty (20) trading days (subject to extension as set forth below) prior written notice (the "OPTIONAL REDEMPTION NOTICE") of the date which such redemption is to become effective (the "EFFECTIVE DATE OF REDEMPTION") and the Optional Redemption Amount to (a) the holders of Series H Preferred Stock selected for redemption at the address and facsimile number of such holder appearing in the Corporation's register for the Series H Preferred Stock and (b) the transfer agent for the Common Stock, which Optional Redemption Notice shall be deemed to have been delivered on the business day after the Corporation's fax (with a copy sent by overnight courier) of such notice to the holders of Series H Preferred Stock.

                  (iii) The Optional Redemption Amount shall be paid to the holder of the Series H Preferred Stock being redeemed within three (3) business days of the Effective Date of Redemption; PROVIDED, HOWEVER, that the Corporation shall not be obligated to deliver any portion of the Optional Redemption Amount until either the certificates evidencing the Series H Preferred Stock being redeemed are delivered to the office of the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Section 14.B hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series H Preferred Stock redeemed are not delivered to the Corporation prior to the 3rd business day following the Effective Date of Redemption, the redemption of the Series H Preferred Stock pursuant to this Section 8.B shall still be deemed effective as of the Effective Date of Redemption and the Optional Redemption Price shall be paid to the holder of Series H Preferred Stock redeemed within five (5) business days of the date the certificates evidencing the Series H Preferred Stock redeemed are actually delivered to the Corporation.

                  (iv) Notwithstanding the provisions of Section 4 hereof, if the Conversion Price on the date a holder delivers a Conversion Notice is less than or equal to the Conversion Price Floor then in effect, the Corporation may, at its option, elect to redeem the shares of Series H Preferred Stock which are the subject of such Conversion Notice at a price per share equal to the Floor Redemption Amount (as defined below) in lieu of converting such shares to Common Stock. Each holder of Series H Preferred Stock shall have the right, by sending a written request to the Corporation, to require the Corporation to provide advance written notice to such holder stating whether the Corporation will elect to exercise its redemption rights pursuant to this paragraph
         (iv). The Corporation shall have five (5) business days from receipt of such request to reply in writing to such holder. In the event Corporation either fails to so reply or replies that it will not elect to exercise such redemption rights, the Corporation shall forfeit its rights to redeem shares of Series H Preferred Stock pursuant to this paragraph (iv) during the thirty (30) day period immediately following the expiration of the Corporation's reply period or receipt of such election not to redeem, as the case may be. In the event the Corporation notifies a holder of its intention to redeem shares of Series H Preferred Stock pursuant to this paragraph (v) and such holder delivers a Conversion Notice at any time during which the Corporation has redemption rights pursuant to this paragraph (iv) and the Corporation, prior to the date of such Conversion Notice, has not provided such holder with written notice that it no longer intends to exercise its redemption rights pursuant to this paragraph (iv), the Corporation shall, no later than thirty (30) days from the date of such Conversion Notice, pay to such holder the Floor Redemption Amount for each share of series H Preferred which is covered by such Conversion Notice. The Floor Redemption Amount per share means an amount equal to:

                                (1000+P) x (RAP)

where:

                  "P" means the accrued Premium on such share of Series H Preferred Stock through the date of redemption.

         "RAP" means:

                  If the Redemption occurs:                            RAP

                  On or prior to the 209th
                  day after the Closing Date                           110%

                  On or after the 210th and on or prior
                  to the 299th day after the Closing Date              112%

                  On or after the 300th and on or prior
                  to the 394th day after the Closing Date              115%

                  On or after the 395th day
                  after the Closing Date                               120%

                  (v) If the Corporation fails to pay, when due and owing, any Optional Redemption Amount or Floor Redemption Amount, then the holder of Series H Preferred Stock entitled to receive such Optional Redemption Amount or Floor Redemption Amount, as the case may be, shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of paragraph A of Section 4) any or all of the shares of Series H Preferred Stock which are the subject of such redemption, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Corporation elected to redeem such shares of Series H Preferred Stock and ending on the earlier of the date the Corporation effects such redemption and the twentieth trading day following either the Conversion Date which gave rise to the right of redemption (in the case of a redemption pursuant to subparagraph
         (iv) of this Paragraph B) or the Effective Date of Redemption (in the case of a Redemption at Corporation's Election), as the case may be. In addition, if the Corporation fails to pay a Floor Redemption Amount, when due and owing, the Corporation shall thereafter forfeit its rights this Paragraph B to effect any redemption with respect to any or all issued and outstanding shares of Series H Preferred Stock, and in the case of a failure to pay all or any portion of an Optional Redemption
         Amount, shall pay the holder entitled to such Optional Redemption Amount an amount equal to:

                                       ORA
                                      -----      x (ORF-LCBP)
                                       OCP

where:

                  "ORA" means the amount of the Optional Redemption Amount which the Corporation failed to so pay;

                  "OCP" means the Conversion Price in effect on the Effective Date of Redemption;

                  "ORF" means (i) with respect to any redemption pursuant to the first sentence of Section 8.B (I), the product obtained by multiplying
         1.5 by the Conversion Price Ceiling and (ii) with respect to any redemption pursuant to the second sentence of Section 8.B(ii), the product obtained by multiplying 2.0 by the Conversion Price Ceiling; and

                  "LCBP" means the lowest Closing Big Price of the Corporation's Common Stock during the Twenty (20) trading day period beginning on the Effective Date of redemption.

         C. DEFINITION OF REDEMPTION AMOUNT. The "REDEMPTION AMOUNT" with respect to a share of Series H Preferred Stock means an amount equal to:

                                    1,000 + P
                                   -----------    x M
                                       CP

where:

         "P" means the accrued Premium on such share of Series H Preferred Stock through the date of redemption;

         "CP" means the Conversion Price in effect on the date of the Redemption Notice; and

         "M" means the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date of the Redemption Notice and ending on the date of the redemption.

         D. REDEMPTION DEFAULTS. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series H Preferred Stock within five (5) business days of its receipt of a notice requiring such redemption (a "REDEMPTION NOTICE"), then the holder of Series H Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Section
4) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series H Preferred Stock subject to Redemption Notices, the Corporation shall redeem shares of Series H Preferred Stock from each holder pro rata, based on the total number of shares of Series H Preferred Stock included by such holder in the Redemption Notice relative to the total number of shares of Series H Preferred Stock in all of the Redemption Notices.

         SECTION 9. RANK. All shares of the Series H Preferred  Stock shall rank
(i) prior to the Corporation's common stock, par value $.01 per share (the "COMMON STOCK"); (ii) PARI PASSU with any class or series of capital stock of the Corporation now outstanding or hereafter created other than the Common Stock or classes or series of capital stock of the Corporation specifically ranking, by their terms, junior to the Series H Preferred Stock (the "PARI PASSU
SECURITIES"); and (iii) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series H Preferred Stock obtained in accordance with Section 13 hereof) specifically ranking, by its terms, senior to the Series H Preferred Stock (the "SENIOR SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         SECTION 10. LIQUIDATION PREFERENCE.

         A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series H Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series H Preferred Stock and holders of PARI PASSU Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series H Preferred Stock and the PARI PASSU Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. After payment in full of the Liquidation Preference of the shares of the Series H Preferred Stock and the PARI PASSU Securities, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation.

         B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

         C. The "LIQUIDATION PREFERENCE" with respect to a share of Series H Preferred Stock means an amount equal to the Face Amount thereof plus the Premium thereon through the date of final distribution. The Liquidation Preference with respect to any PARI PASSU Securities shall be as set forth in the Certificate of Designations filed in respect thereof.

         SECTION 11. ADJUSTMENTS TO THE CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

         A. STOCK SPLITS, STOCK DIVIDENDS, Etc. If at any time on or after a determination of the Conversion Price Ceiling or Conversion Price Floor, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price Ceiling and Conversion Price Floor shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event at anytime on or after the determination of the Conversion Price Ceiling or Conversion Price Floor, the Conversion Price Ceiling and Conversion Price Floor shall be proportionately increased. In such event, the Corporation shall notify the transfer agent for the Common Stock of such change on or before the effective date thereof.

         B. ADJUSTMENT DUE TO MAJOR  ANNOUNCEMENT.  In the event the Corporation
(i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (the date of the announcement referred to in clause (i) or (ii) of this Paragraph B is hereinafter referred to as the "ANNOUNCEMENT DATE"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Abandonment Date (as defined below), be equal to the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date. From and after the Abandonment Date, the Conversion Price shall be determined as set forth in Section 3.F "ABANDONMENT DATE" means with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this Paragraph B has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this Paragraph B to become operative.

         C. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when any Series H Preferred Stock is issued and outstanding, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Series H Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock immediately theretofore issuable (without giving effect to any limitations upon conversion imposed by Section 4.C), such shares of stock, securities and/or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon conversion (without giving effect to any limitations upon conversion imposed by Section 4.C) had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the holders of the Series H Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph C unless (i) each holder of Series H Preferred Stock has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this Paragraph C. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series H Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         D. ADJUSTMENT DUE TO DISTRIBUTION. If the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "DISTRIBUTION"), then the holders of Series H Preferred Stock shall be entitled, upon any conversion of shares of Series H Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to any limitations upon conversion imposed by Section 4.C) had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

         E. INTENTIONALLY OMITTED.

         F. PURCHASE RIGHTS. If at any time when any Series H Preferred Stock is issued and outstanding, the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then the holders of Series H Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series H Preferred Stock (without giving effect to any limitations upon conversion imposed by Section 4.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         G. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 11, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series H Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series H Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series H Preferred Stock.

         SECTION 12. VOTING RIGHTS. The holders of the Series H Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "GENERAL CORPORATE Law"), in this Section 12 and in
Section 13 below.

         Notwithstanding the above, the Corporation shall provide each holder of Series H Preferred Stock, at its request, with copies of proxy materials and other information sent to shareholders. If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the General Corporate Law the vote of the holders of the Series H Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series H Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series H Preferred Stock (except as otherwise may be required under the General Corporate
Law) shall constitute the approval of such action by the class. To the extent that under the General Corporate Law holders of the Series H Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series H Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (without giving effect to any limitations upon conversion imposed by Section 4.C) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series H Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to shareholders) all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and the General Corporate Law.

         SECTION 13. PROTECTION PROVISIONS. So long as any shares of Series H Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the General Corporate Law) of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock:

                  (a) alter or change the rights, preferences or privileges of the Series H Preferred Stock;

                  (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series H Preferred Stock;

                  (c) create any new class or series of capital stock having a preference over the Series H Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Section 9 hereof, "SENIOR SECURITIES");

                  (d) increase the authorized number of shares of Series H Preferred Stock;

                  (e) issue any shares of Series H Preferred Stock other than pursuant to the Securities Purchase Agreement; or

                  (f) redeem, or declare or pay any cash dividend or distribution on, any capital stock of the Corporation ranking junior to the Series H Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (including the Common Stock).

If holders of at least a majority of the then outstanding shares of Series H Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series H Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the holders of the Series H Preferred Stock that did not agree to such alteration or change (the "DISSENTING Holders") and the Dissenting Holders shall have the right, for a period of thirty (30) days, to convert all of their shares of Series H Preferred Stock pursuant to the terms of this Certificate of Designations as they existed prior to such alteration or change or to continue to hold their shares of Series H Preferred Stock.

         SECTION 14. MISCELLANEOUS.

         A. CANCELLATION OF SERIES H PREFERRED STOCK. If any shares of Series H Preferred Stock are converted pursuant to Section 4, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series H Preferred Stock.

         B. LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series H Preferred Stock.

         C. INTENTIONALLY OMITTED.

         D. ALLOCATIONS OF RESERVED AMOUNT. The Reserved Amount and each increase to the Reserved Amount shall be allocated pro rata among the holders of Series H Preferred Stock based on the number of shares of Series H Preferred Stock held by each holder at the time of the establishment of or increase in the Reserved Amount, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series H Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Series H Preferred Stock shall be allocated to the remaining holders of shares of Series H Preferred Stock, pro rata based on the number of shares of Series H Preferred Stock then held by such holders.

         E. STATEMENTS OF AVAILABLE SHARES. So long as any shares of Series H Preferred Stock are outstanding, the Corporation shall deliver to each holder a written report notifying the holders of any occurrence which prohibits the Corporation from issuing Common Stock upon any conversion. In addition, the
Corporation shall provide, within ten (10) days after delivery to the Corporation of a written request by any holder, any of the following information as of the date of such request: (i) the total number of shares of Series H Preferred Stock outstanding, (ii) the total number of shares of Common Stock issued upon all prior conversions of Series H Preferred Stock, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series H Preferred Stock, (iv) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of the Series H Prefer-red Stock before the Corporation would exceed the Reserved Amount.

         F. PAYMENT OF CASH DEFAULTS. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designations (as a Conversion Default Payment, upon redemption or otherwise), such cash payment shall be made to the holder within five (5) business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest rate permitted by applicable law until such amount is paid in full to the holder.

         G. REMEDIES CUMULATIVE. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series H Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the holders of Series H Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         FIFTH:   [Intentionally omitted.]

         SIXTH:   The Corporation is to have perpetual existence.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  To make, alter or repeal the bylaws of the Corporation. To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such agent or disqualified member. ' Any such committee, to the extent provided in the resolution of the Board of Directors, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the
                  Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other Corporation or Corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

         EIGHTH: To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, a Director of this Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability
                  (i) for any breach of the Directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

         NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         TENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of directors need not be written ballot unless the bylaws of the corporation shall so provide.

         ELEVENTH:The Corporation  reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being the duly elected Assistant Secretary of Palomar Medical Technologies, Inc., does hereby declare that this Second Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The undersigned does hereby affirm, under the penalties of perjury, that this instrument is the act and deed of the Corporation and the facts herein set forth are true and correct. I have accordingly hereunto set my hand this 7th day of January, 1999.

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.


                                                /s/  Sarah Burgess Reed
                                              ----------------------------------
                                                     Sarah Burgess Reed
                                                     Assistant Secretary
                                                     General Counsel